Exhibit 10.1

AMENDMENT

This AMENDMENT (“Amendment”) is made as of May 15, 2007 by and among CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Lender”), and  TELTRONICS, INC., a Delaware corporation (the “Borrower”).  This Amendment is effective May 15, 2007 (the “Effective Date”).

Recitals:

A.  Lender has loaned money and made credit available to the Borrower in accordance with the terms of that Revolving Credit, Term Loan and Security Agreement, dated as of July 6, 2005 (as amended to date and as may be amended, restated or otherwise modified from time to time, the “Loan Agreement”), among Lender and the Borrower.  The Loan Agreement and the other documents executed in connection with the Loan Agreement, including this Amendment, may be collectively referred to herein as the “Loan Documents.”

B.  As a result of the occurrence of certain business conditions, Lender and the Borrower have agreed to enter into this Amendment on or before May 15, 2007 pursuant to which, inter alia, Lender agrees to extend, in accordance with and pursuant to the terms herein, the payment date provided for in Section 2.11(c) of the Loan Agreement by which Borrower must remit the Excess Cash Flow Percentage for 2006 to June 15, 2007 (the “Extension”).

C.  The Borrower hereby acknowledges and agrees that failure to remit the Excess Cash Flow Percentage for 2006 on or before June 15, 2007 shall constitute an immediate Event of Default under the Loan Agreement as of the Extension Date (the “Default”).

D.   As of the date of execution of this Amendment, the aggregate outstanding principal balance of (i) the Term Loan is $2,083,333.26, and (ii) the outstanding Advances under the Revolving Facility total $3,608,911.09. Collectively, the indebtedness owed as of the date of execution of this Amendment under the Term Loan and the Revolving Facility (excluding attorneys’ fees (for both in-house and outside counsel of Lender), accrued interest and fees and expenses of the Lender) is $5,692,244.35 (the “Entire Indebtedness”).

E.  The payment of the Obligations (as defined in the Loan Agreement) of Borrower is secured by the Collateral pledged under the Loan Agreement.

F.  The Borrower hereby acknowledges and agrees that in the event of the occurrence of the Default, among other things: (i) Lender is entitled to accelerate the Obligations, to seek immediate payment in full of the Obligations and to exercise its rights and remedies under the Loan Documents; (ii) Lender has no obligation to make further Advances or otherwise extend credit to the Borrower under the Loan Documents or otherwise; and (iii) with respect to the Loans, Lender has the right to charge interest at the Default Rate (as defined in the Loan Agreement) pursuant to Section 3.6 of the Loan Agreement.

G.  The Borrower has informed Lender that it intends to refinance and pay in full, in immediately available funds, all Obligations on or before June 15, 2007.

        H.  The Borrower has requested that Lender extend the payment date described above

1462637.6

and continue to fund operations while the Borrower attempts to refinance the Obligations, and Lender has agreed to do so to the extent provided for under, and pursuant to, the terms and conditions set forth in this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Lender and the Borrower agree as follows:

1.  Incorporation of Recitals; Definitions. Each of the foregoing recitals is hereby acknowledged and affirmed as being accurate and complete and is hereby incorporated as part of this Amendment.  Capitalized terms used and not defined in this Amendment shall have the meanings assigned to such terms in the Loan Documents.

2.  Extension.  Subject to the satisfaction of the terms and conditions set forth herein, until that date (the “Extension Termination Date”), which is the earliest to occur of (a) 4:00 p.m. (Eastern) on June 15, 2007, or (b) the date of the occurrence of any one or more of the Events of Termination (defined below) set forth in this Amendment (the period commencing on the Effective Date and ending on June 15, 2007, the “Extension Period”), Lender will not exercise or enforce its rights or remedies against the Borrower which Lender would be entitled to exercise or enforce under the terms of the Loan Documents but for the Extension; provided, however, that such forbearance shall not act as a waiver of Lender’s right to enforce any other claims, rights or remedies at any time and from time to time on or after the Extension Termination Date.  Furthermore, nothing contained herein shall be construed as requiring Lender to extend the Extension Termination Date.

3.  Advances Under Revolving Facility Prior to Extension Termination Date.  The commitment to continue to provide Advances under the Revolving Facility shall continue during the Extension Period. Availability under the Revolving Facility shall be subject to the terms and conditions of the Loan Agreement.  In addition, Advances shall be further conditioned on the following:

a.    Reports. Beginning fourteen (14) days following execution of this Amendment, and then every other week, on Tuesday during the Extension Period (the “Update”), the Borrower shall provide to the Lender the following reports:

 (i) reports, agreements or other materials provided to or generated by any consultant or advisor who may assist with a re-financing so long as Borrower is not prohibited to do so by the terms of any confidentiality agreement executed by and among Borrower and any such consultant or advisor prior to the Effective Date, in which case Borrower shall use its best efforts to secure the consent of such consultant or advisor to provide such reports, agreements or other similar materials to Lender;

(ii) periodic (as requested by Lender) telephonic update on the efforts of the Borrower to progress toward a re-financing or other strategic alternative, including any preliminary assessment by the consultant or advisor; reports on indications of interest; the identities of prospects for a transaction; on the date of execution or receipt by the consultant or advisor, copies of letters of intent, term sheets, draft asset purchase agreements or similar agreements and documents, the final version of such agreements, and any analysis of the likely return on a sale or transaction.

1462637.6

4.  Interest.  During the Extension Period, interest on the Loans shall accrue and be due and payable in accordance with the terms of the Loan Agreement, except as specifically provided otherwise herein.  Section 2.3 of the Loan Agreement is hereby amended to provide that interest on outstanding Advances shall be payable monthly in arrears at an annual rate of Prime Rate plus 5.5%.  Section 2.7 of the Loan Agreement is hereby amended to provide that interest on the outstanding balance of the Term Loan shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 6.5%.

5.  Extension Fee. An Extension Fee of $10,000 (the “Extension Fee”) shall be paid by Borrower upon execution of this Amendment.  The Borrower hereby agrees to pay to Lender upon demand in accordance with the Loan Documents all costs, fees and expenses incurred by Lender arising in connection with this Amendment, including all of Lender’s reasonable attorneys’ fees and expenses, whether incurred by in-house or outside counsel.

6.  Acknowledgement of Indebtedness, Liens.  Borrower acknowledges and agrees that it is unconditionally liable to Lender on a joint and several basis under the Loan Documents for the payment of the principal amount of the Term Loan and Revolving Facility, plus all accrued and unpaid interest, plus all expenses incurred by Lender, including reasonable attorneys’ fees and expenses and all other Obligations, and that the Borrower has no defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to the Obligations.  The Borrower covenants, confirms and agrees that Lender has, and will continue to have, a continuing first priority, perfected Lien on the Collateral, whether now owned or hereafter acquired, created or arising, as set forth in the Loan Documents, subject to no Liens other than Liens expressly permitted under the Loan Documents.  The Borrower acknowledges and agrees that nothing herein contained in any way impairs Lender’s existing rights and first priority Lien status in the Collateral.

7.  Ratification of Existing Agreements.  Borrower hereby reaffirms (a) all of the terms, conditions, representations, warranties and covenants contained in each of the Loan Documents (except as expressly modified by this Amendment, in which case they represent, warrant and covenant as to the modified terms) and (b) acknowledges that all of the Obligations and liens granted under all such Loan Documents are, by the Borrower’s execution of this Amendment, ratified and confirmed to the Lender as accurate and valid in all respects.  Except as expressly modified or provided herein or in any other instruments or documents executed in connection herewith, all of the terms, conditions, representations, warranties and covenants contained in each of the Loan Documents shall remain in full force and effect in accordance with their original tenor.  Except as expressly provided herein, each representation, warranty, covenant and agreement of the Borrower hereunder shall be deemed to be in addition to, and not in substitution for, the representations, warranties, covenants and agreements made by the Borrower in the other Loan Documents.

8.  Conditions Precedent.  The Borrower shall be bound by this Amendment upon execution and delivery hereof to Lender.  The obligations of Lender set forth in this Amendment shall become effective upon: (1) Borrower’s remittance of the Extension Fee and payment of all Lender’s reasonable legal fees and expenses, whether incurred by in-house or outside counsel, and (2) Borrower’s execution and delivery of any and all documents deemed necessary by Lender and requested to further document and/or secure Borrower’s obligations under this Amendment and the other Loan Documents.  Borrower hereby expressly authorizes Lender to file any UCC-1 financing statements and/or amendments thereto, that the Bank deems appropriate.  Borrower shall bear the expense of any such filings by Lender.

9.  Representations and Warranties.  Borrower hereby represents and warrants that:

1462637.6

a.           it is duly formed, validly existing and in legal good standing in its state of formation as set forth in the preamble to this Amendment and that Borrower has the power and authority to enter into this Amendment;

b.           it has duly executed and delivered this Amendment, that the signer of this Amendment on behalf of Borrower is duly authorized to execute this Amendment, that this Amendment was fully reviewed by and its execution approved by Borrower executing this Amendment, and this Amendment constitutes the valid, binding and legal obligation of the Borrower;

c.           this Amendment is not being entered into with the intent to hinder or defraud any person; and

d.           no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result from the execution and delivery of, or consummation of the transactions contemplated by, this Amendment or the other agreements, instruments and documents referred to herein.

           Further, the Borrower confirms, reaffirms and restates to the Lender, on and as of the Effective Date, the representations and warranties set forth in the Loan Agreement and the other Loan Documents, except to the extent that such representations and warranties solely relate to a specific earlier date in which case such Borrower confirms, reaffirms and restates such representations and warranties as of such earlier date.  Each request for an Advance under the Revolving Facility shall constitute Borrower’s confirmation, reaffirmation and restatement of the representations and warranties set forth in the this Amendment, the Loan Agreement and the other Loan Documents as of the date of each such request, except to the extent that such representations and warranties relate to a specific earlier date in which case each such request shall constitute Borrower’s confirmation, reaffirmation and restatement of such representations and warranties as of such earlier date.

10.  Covenants.  The Borrower covenants and agrees with Lender as follows:

a.    Refinancing.  The Borrower shall use its best efforts to consummate Refinancing of all Obligations owed Lender on or before June 15, 2007 (the “Proposed Refinancing”) and such Proposed Refinancing shall satisfy, in full, in immediately available funds, all Obligations owed by the Borrower as of the date payment is made (the “Refinancing Event”).

11.  Events of Termination. The occurrence of any one or more of the following events shall constitute an event of termination (each an “Event of Termination”) hereunder, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE:a.

a.          Default or Event of Default under the Loan Documents or under this Amendment;

b.          Extension Termination Date occurs;

c.           failure of the Borrower to comply with the terms of this Amendment;

1462637.6

  d.           the failure of any covenant (whether required to by performed by the Borrower or any third-party) set forth in this Amendment to be satisfied in accordance with the terms of this Amendment;

  e.           any representation or warranty made or deemed made by the Borrower in this Amendment or any other Loan Document to which it is a party is determined by Lender to have been false or misleading in any respect when made or deemed made;

  f.           the initiation of any federal or state bankruptcy, insolvency or similar proceeding by or against the Borrower;

  g.           the commencement of litigation or legal proceedings by the Borrower against Lender or any of its directors, agents, officers, or employees;

  h.           the commencement of litigation or legal proceedings (including arbitration) by a vendor, supplier or employee of Borrower whose claim is equal to or greater than $1,000,000.00;

  i.           the claim, initiation or commencement of any claim or proceeding in favor of, through or by the Borrower which alleges that the release of Lender set forth herein is invalid or unenforceable; and

          j.    the filing or commencement of any criminal indictment, charge or proceeding pursuant to Federal or state law against Borrower, its officers, directors, or any manager.

             Upon the occurrence of any Event of Termination, Lender may, at its option and without notice to the Borrower or any other Person, exercise any and all rights and remedies pursuant to the Loan Documents in such manner as Lender in its sole and exclusive discretion determines.

12.  Release of Lender.  Borrower hereby releases, waives and forever relinquishes all claims, counterclaims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, including any so-called “lender liability” claims or defenses which it has, may have, or might assert now or in the future against the Lender and/or its affiliates, predecessors in interest, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors or assigns (individually, a “Releasee” and collectively, the “Releasees”), directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event circumstance, action, omission, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, or was taken or permitted prior to the execution of this Amendment with respect to the Obligations, the Loan Documents, or the administration thereof (ii) any discussions, commitments, negotiations, conversations or communications, whether orally or evidenced by a writing of any sort prior to the execution of this Amendment with respect to the Obligations, the collateral, or the general business operations of the Borrower, or (iii) any thing or matter related to any of the foregoing prior to the execution of this Amendment. The Borrower acknowledges and agrees that the inclusion of this paragraph in this Amendment and the execution of this Amendment by the Lender do not constitute an acknowledgment or admission by the Lender of liability for any matter, or a precedent upon which any liability may be asserted. If the Borrower asserts or commences any claim, counter-claim, demand, obligation, liability or cause of action in derogation of the foregoing release or challenges the enforceability of the foregoing release (in each case, a “Violation”),  then the Borrower agrees to pay in addition to such other damages as any Releasee may sustain as a result of such Violation, all reasonable attorneys’ fees and expenses, whether incurred by in-house or outside counsel, incurred by such Releasee as a result of such Violation.

1462637.6

13.  No Waiver by Lender.  Nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights of Lender and remedies of Lender arising under the Loan Documents, and Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both, would become a default under the Loan Documents and which upon Borrower’s execution and delivery of this Amendment otherwise exist or which might hereafter occur.  The failure of Lender at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms and conditions contained herein in this Amendment or in the other Loan Documents shall not waive, affect or diminish any right of Lender at any time or times thereafter to demand strict performance thereof; and, no rights of Lender hereunder shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer of Lender and directed to such Person specifying such waiver.  No waiver by Lender of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion at any time and from time to time.

14.  Acknowledgment/Waiver of Legal Counsel; Drafting of Amendment.  Borrower represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Amendment and has voluntarily and without coercion or duress of any kind, entered into this Amendment and the documents executed in connection with this Amendment.  Borrower further represents and warrants and acknowledges and agrees that it has participated in the drafting of this Amendment.

15.  Entire Agreement; No Third-Party Beneficiaries; Binding Affect.  This Amendment, together with the other Loan Documents, constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth herein.  This Amendment may be amended, modified, waived, discharged or terminated only by a writing signed by the Borrower and Lender.  This Amendment and all agreements, instruments and documents delivered in connection with this Amendment shall constitute Loan Documents and all references to “Loan Documents” contained in the Loan Documents shall be deemed to include this Amendment and all such agreements, instruments and documents.  This Amendment will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.  Nothing in this Amendment or in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the Loan Documents.

16.  Governing Law.  This Amendment is executed and delivered in the State of Maryland (the “State”) and it is the desire and intention of the parties that it be in all respects interpreted and construed according to the laws of the State, without reference to its conflicts of law principles.  Borrower specifically and irrevocably consents to the jurisdiction and venue of the federal and state courts of the State with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.  Borrower agrees that the execution and performance of this Amendment shall have a State situs and accordingly, consents to personal jurisdiction in the State.

17.  Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Amendment.

1462637.6

18.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AMENDMENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE UNDERLYING TRANSACTIONS.  BORROWER CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

19.  Amendment Controls. In the event of any inconsistency between this Amendment and any of the other Loan Documents, the terms of this Amendment shall control.

[Signature page follows.]

        1462637.6

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first written above.

TELTRONICS, INC.

                                             By: /s/  Ewen Cameron
Name:  Ewen Cameron
                                             Title:    President & CEO

CAPITALSOURCE FINANCE LLC

By:_____________________________
Name:
Title:

        1462637.6

REAFFIRMATION OF CONTINUING GUARANTY

The undersigned, Guarantor of the Obligations and all other debts, liabilities and obligations under any of the Loan Documents and/or Loans (“Guarantor”) pursuant to that Continuing Guaranty Agreement dated September 15, 2005 (the “Guaranty”), hereby acknowledges and reaffirms the terms of the Guaranty and acknowledges and confirms that the Guaranty is in full force and effect and shall remain in full force and effect notwithstanding the execution and delivery of the Amendment to which this Reaffirmation is attached and confirms that the Guaranty shall remain in full force and effect following the execution and delivery of such Amendment.

GUARANTOR:

TELTRONICS LIMITED,
an English company
(registered number 04248637)

By:        /s/ Ewen Cameron
Name:   Ewen Cameron
Title:     Director

1462637.6